Exhibit 99.1

FOR:	AMPAL-AMERICAN ISRAEL CORPORATION
CONTACT:	Irit Eluz
CFO - SVP Finance & Treasurer
1 866 447 8636
irit@ampal.com

FOR:	KM/KCSA - Investor Relations
CONTACT:	Roni Gavrielov
011-972-3-516-7620
roni@km-ir.co.il

Jeff Corbin / Marybeth Csaby
212-896-1214 / 212-896-1236
jcorbin@kcsa.com / mcsaby@kcsa.com

FOR:	PM-PR Media consultants
CONTACT:	Zeev Feiner
011-972-50-790-7890
z@pm-pr.com

Gadot Chemical Tankers and Terminals Ltd. ("Gadot") to Acquire a Chemical
Terminal in Western Europe

Tel Aviv – June 14, 2010 - Ampal-American Israel Corporation (Nasdaq: AMPL) ("Ampal"), a holding company in the business of acquiring and managing interests in various businesses, with emphasis in recent years on energy, chemicals, communications and related fields, announced today that Gadot, Ampal's wholly owned subsidiary, entered into an agreement to acquire a chemical storage terminal in Western Europe.

Gadot, through a wholly owned subsidiary, has signed an agreement for the acquisition of a chemicals storage terminal (the “Chemical Terminal”) with a storage capacity of approximately 100,000 cubic meters in Western Europe which occupies a land in the size of 25 Hectares.  The purchase price is €30,000,000 (approximately $36.2 million).

Closing of the transaction is subject to customary closing conditions, including, among others, obtaining financing and the consent of several customers of the sellers.

Mr. Yosef A. Maiman, Chairman President and CEO of Ampal, commented: "By acquiring the Chemical Terminal, Gadot will more than double its global liquid chemicals storage capacity and will be in an exceptional position to deliver products and services throughout the chemicals supply chain from producer to end-user. Synergies with VLS and BAX Chemicals, Gadot's wholly owned Benelux subsidiaries, will benefit Gadot’s global businesses, especially its European activities."

About Ampal:
Ampal and its subsidiaries acquire interests primarily in businesses located in the State of Israel or that are Israel-related. Ampal is seeking opportunistic situations in a variety of industries, with a focus on energy, chemicals, communications and related sectors. Ampal’s goal is to develop or acquire majority interests in businesses that are profitable and generate significant free cash flow that Ampal can control. For more information about Ampal please visit our web site at www.ampal.com.

Safe Harbor Statement
Certain information in this press release includes forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to Ampal that are based on the beliefs of management of Ampal as well as assumptions made by and information currently available to the management of Ampal. When used in this press release, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," and similar expressions as they relate to Ampal or Ampal's management, identify forward-looking statements. Such statements reflect the current views of Ampal with respect to future events or future financial performance of Ampal, the outcome of which is subject to certain risks and other factors which could cause actual results to differ materially from those anticipated by the forward-looking statements, including among others, the economic and political conditions in Israel, the Middle East, including the situation in Iraq, and the global business and economic conditions in the different sectors and markets where Ampal's portfolio companies operate. Should any of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcome may vary from those described herein as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Ampal or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Please refer to the Ampal's annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially. Ampal assumes no obligation to update or revise any forward-looking statements.